EXHIBIT 4.2

EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.15 OF THE INDENTURE, AS AMENDED OR SUPPLEMENTED, THIS MASTER NOTE MAY BE TRANSFERRED IN WHOLE, BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE DEPOSITARY OR TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

MEDIUM-TERM NOTE MASTER NOTE

SLM CORPORATION

MEDIUM TERM NOTE, SERIES B
also known as EdNotes SM

     January 23, 2003
   (Date of Issuance)

     SLM CORPORATION (EdNotes), a corporation organized and existing under the laws of the State of Delaware (the “Company”), for value received, hereby promises to pay to CEDE & CO., or its registered assigns: (i) on each principal payment date, including each amortization date, redemption date, repayment date, maturity date and extended maturity date, as applicable, of each obligation identified on the records of the Company (which records are maintained by Deutsche Bank Trust Company Americas, in its capacity as paying agent (the “Paying Agent”)), the principal amount then due and payable for each such obligation, and (ii) on each interest payment date, if any, the interest then due and payable on the principal amount for each such obligation. Payment shall be made by wire transfer of United States dollars to the registered owner, or in immediately available funds or the equivalent to a party authorized by the registered owner and in the currency other than United States dollars as provided for in each such obligation, by the Paying Agent without the necessity of presentation and surrender of this Master Note.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS MASTER NOTE SET FORTH ON THE REVERSE HEREOF AND TO THE TERMS OF THE PROSPECTUS SUPPLEMENT AND PRICING SUPPLEMENT(S), WHICH ARE INCORPORATED HEREIN BY REFERENCE.

     This Master Note shall be governed by and construed in accordance with the laws of the State of New York. This Master Note is a valid and binding obligation of the Company.

     Unless the certificate of authentication hereon has been executed by Deutsche Bank Trust Company Americas, the EdNotes Trustee under the Indenture, or its successor thereunder by the manual signature of one of its authorized signatories, this Master Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

     Dated: January 23, 2003

SLM CORPORATION

By: /s/ JOHN F. REMONDI Name: John F. Remondi Title: Executive Vice President & Chief Financial Officer

By: /s/ MARY F. EURE Name: Mary F. Eure Title: Vice President & Corporate Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as EdNotes Trustee

By: /s/ HOWARD TOPF
Authorized Signature

Howard Topf, Managing Director (Printed Name and Title)

[Reverse of Note]

SLM CORPORATION

MEDIUM TERM NOTE, SERIES B
also known as EdNotes SM

MASTER NOTE

     This Master Note is one of a duly authorized series of notes of the Company issued and to be issued under the Indenture, dated as of October 1, 2000 (the “Base Indenture”), between the Company and JPMorgan Chase Bank, formerly known as the Chase Manhattan Bank, as trustee, and the Fourth Supplemental Indenture, dated as of January 16, 2003 (the “Supplemental Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (the “EdNotes Trustee”), for the Medium Term Notes, Series B, also known as “EdNotes” (the “Notes”) (the Base Indenture and the Supplemental Indenture, as each are amended or supplemented from time to time, collectively, the “Indenture”). Reference is made to the Indenture for a statement of the respective rights and limitations of rights thereunder of the Company, the EdNotes Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. Capitalized terms used and not otherwise defined in this Master Note have the meanings ascribed to them in the Indenture. The term “Company”, as used in this Master Note, includes any successor to the Company under the Indenture.

     The EdNotes Trustee shall calculate the interest payable on this Master Note in accordance with the foregoing and will confirm in writing such calculation to the Company and the EdNotes Paying Agent (if other than the EdNotes Trustee) immediately after each determination. All determinations made by the EdNotes Trustee shall be, in the absence of manifest error, conclusive for all purposes and binding on the Company and Holders of the Notes.

     If an Event of Default with respect to the Notes occurs and is continuing, the EdNotes Trustee, by notice to the Company, or the Holders of at least 25% in principal amount of all of the outstanding Notes, by notice to the Company and the EdNotes Trustee, may declare the principal of all the Notes due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as provided in the Indenture, the amendment of the Indenture and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes at any time by the Company and the EdNotes Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Master Note shall be conclusive and binding upon such Holder and upon future Holders of this Master Note and of any Note issued upon the registration of transfer of, exchange for or substitution of this Master Note, whether or not notation of such consent or waiver is made upon this Master Note.

     Holders of the Notes may not enforce their rights pursuant to the Indenture or the Notes except as provided in the Indenture. No reference in this Master Note to the Indenture and no provision of this Master Note or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Master Note at the time, place, and rate, and in the coin or currency, herein prescribed.

of transfer of, exchange for or substitution of this Master Note, whether or not notation of such consent or waiver is made upon this Master Note.

     Holders of the Notes may not enforce their rights pursuant to the Indenture or the Notes except as provided in the Indenture. No reference in this Master Note to the Indenture and no provision of this Master Note or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Master Note at the time, place, and rate, and in the coin or currency, herein prescribed.